UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 5, 2014

Date of Report (date of earliest event reported)

MODEL N, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35840	77-0528806
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Seaport Boulevard, Suite 400

Pacific Shores Center – Building 6

Redwood City, California 94063

(Address of principal executive offices) (Zip Code)

(650) 610-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 5, 2014, a purported securities class action lawsuit was filed in the Superior Court of the State of California, County of San Mateo, against Model N, Inc. (the “Company “), certain of the Company’s current and former directors and executive officers and underwriters of the Company’s initial public offering (the “IPO”). The lawsuit was brought by a purported stockholder of the Company seeking to represent a class consisting of all those who purchased Company stock pursuant and/or traceable to the Company’s Registration Statement and Prospectus issued in connection with the Company’s IPO. The lawsuit asserts claims under Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 and seeks unspecified damages and other relief.

The Company believes that the claims are without merit and intends to defend the lawsuit vigorously.

Except as required by law, the Company undertakes no obligation to update or revise this disclosure, whether as a result of new information, future events or otherwise, after the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODEL N, INC.

Date: September 8, 2014	By:	/s/ Mark Tisdel
Mark Tisdel Senior Vice President and Chief Financial Officer